UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2020

EyePoint Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Pleasant Street

Watertown, MA 02472

(Address of Principal Executive Offices, and Zip Code)

(617) 926-5000

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EYPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Share Purchase Agreement

On December 31, 2020 (the “Closing Date”), the Company entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Ocumension Therapeutics, incorporated in the Cayman Islands with limited liability (the “Investor” or “Ocumension”), pursuant to which the Company offered and sold to the Investor 3,010,722 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $5.2163 per share, which was the five-day volume weighted average price of the Common Stock as of the close of trading on December 29, 2020 (the “Transaction”). The shares of Common Stock issued to the Investor in the Transaction represented approximately 19.9% of the shares of Common Stock outstanding immediately prior to the closing of the Transaction on the Closing Date.

The aggregate gross proceeds from the Transaction were approximately $15.7 million. The Company intends to use the net proceeds from the Transaction to continue to fund research and development expenditures related to the advancement of EYP-1901 for retinal diseases and the Company’s other product candidates, the commercialization of DEXYCU and YUTIQ and for general corporate purposes, which may include working capital, capital expenditures, clinical trial expenditures, acquisitions of new technologies, products or businesses in ophthalmology, and investments.

Pursuant to the Share Purchase Agreement and subject to certain limited exceptions, the Investor is prohibited from selling, transferring or otherwise disposing of the shares of Common Stock acquired in the Transaction for a period of 12 months following the Closing Date.

In addition, for so long as the Investor owns a number of shares of Common Stock equal to at least 75% of the shares of Common Stock it acquired on the Closing Date, the Investor is entitled to participate in subsequent issuances of equity securities of the Company in order to maintain its ownership percentage, subject to certain exceptions for, among other things, the issuance of equity awards pursuant to equity incentive plans, inducement awards and/or employee stock purchase plans and the issuance of shares of Common Stock pursuant to “at-the-market” equity offering programs, including pursuant to that certain Controlled Equity OfferingSM Sales Agreement, dated August 5, 2020, by and between the Company and Cantor Fitzgerald & Co, as may be amended from time to time.

Pursuant to the Share Purchase Agreement, the Company is required, within 45 days following the Closing Date, to file a shelf registration statement with the Securities and Exchange Commission (the “SEC”) registering for resale the shares of Common Stock issued to the Investor in the Transaction, and use commercially reasonable efforts to cause such shelf registration statement to be declared effective by the SEC within 120 days following the Closing Date.

The shares of Common Stock sold and issued in the Transaction have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

Voting Agreement

On the Closing Date, the Company also entered into a Voting and Investor Rights Agreement (the “Voting Agreement” and together with the Share Purchase Agreement, the “Transaction Agreements”) with the Investor and EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P. (collectively, the “EW Investors”). Pursuant to the Voting Agreement, for so long as the Investor owns a number of shares of Common Stock equal to at least 75% of the shares of Common Stock it acquired on the Closing Date, and subject to compliance with applicable law and the Company’s guidelines with respect to the nomination of directors, the Investor is entitled to designate for nomination one person (the “Investor Designee”) to serve as a member of the Board of Directors of the Company (the “Board”), the Science Committee of the Board and certain other ad-hoc committees of the Board. Notwithstanding the foregoing, in accordance with Nasdaq Listing Rule 5640, the Investor will not be entitled to designate for nomination any person to serve as a member of the Board if, at any time, the Investor owns a number of shares of Common Stock representing less than 5% of the shares of Common Stock outstanding. Pursuant to the Voting Agreement, for so long as the EW Investors beneficially own at least 10% of the outstanding shares of Common Stock, the EW Investors agreed to vote in favor of the Investor Designee at each election of the Board. The initial Investor Designee is Ye Liu.

Pursuant to the Voting Agreement, for so long as the Investor is entitled to designate an Investor Designee, the Investor Designee shall also serve as an observer to the Governance and Nominating Committee of the Board, the Audit Committee of the Board and the Compensation Committee of the Board.

In addition, the Investor and the EW Investors agreed that, for so long as such investor owns a number of shares equal to at least 75% of the shares of Common Stock it owns on the Closing Date, at any meeting of stockholders of the Company, however called, or at any adjournment thereof, or in any other circumstances in which the Investor or the EW Investors, as applicable, are entitled to vote, consent or give any other approval, except as otherwise agreed to in writing in advance by the Company, the Investor and the EW Investors shall (a) appear at each such meeting or otherwise cause the shares of Common Stock owned by such investor or their respective affiliates to be counted as present thereat for purposes of calculating a quorum; and (b) vote (or cause to be voted), in person or by proxy, all such shares of Common Stock that are beneficially owned by such investor or as to which such investor has, directly or indirectly, the right to vote or direct the voting, (i) in favor of any proposals recommended by the Board for approval; and (ii) against any proposals that the Board recommends the Company’s stockholders vote against; provided, however, that the foregoing does not apply to meetings or proposals that are inconsistent with the investor’s rights and obligations under certain agreements between the applicable investor and the Company.

The representations, warranties and covenants contained in the Transaction Agreements were made solely for the benefit of the parties to such documents and may be subject to limitations agreed upon by the contracting parties. In addition, such representations, warranties and covenants (a) are intended as a way of allocating the risk between the parties to the Transaction Agreements and not as statements of fact, and (b) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Transaction Agreements are being filed with this report only to provide investors with information regarding the terms of the transactions, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Transaction Agreements, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Transaction and the Transaction Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Share Purchase Agreement and the Voting Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 2.02. Results of Operations and Financial Conditions.

On January 3, 2021, EyePoint Pharmaceuticals, Inc. (the “Company”) issued a press release announcing, among other things, certain preliminary cash and cash equivalent balances as of December 31, 2020. The amounts included in the press release are preliminary, have not been audited and are subject to change upon completion of the Company’s audited financial statements for the year ended December 31, 2020. Additional information and disclosures would be required for a more complete understanding of the Company’s financial position and results of operations as of December 31, 2020. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 3.02. Unregistered Sales of Equity Securities.

The information regarding the Transaction and the issuance of the shares of Common Stock in connection therewith included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Transaction is exempt from the registration requirements of the Securities Act, and the shares of Common Stock issued in the Transaction are being offered and sold without registration under the Securities Act pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder as transactions not involving a public offering, as well as similar exemptions under applicable state securities laws, in reliance upon the following facts: no general solicitation was used in the offer or sale of such securities; the recipients of the securities had adequate access to information about the Company; each recipient of such securities represented its acquisition thereof as principal for its own account and its lack of any arrangements or understandings regarding the distribution of such securities; each recipient of such securities represented its capability of evaluating the merits of an investment in the Company’s securities due to its knowledge, sophistication and experience in business and financial matters; and such securities were issued as restricted securities with restricted legends referring to the Securities Act. No such securities may be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements. No statement in this document or the attached exhibits is an offer to purchase or sell or a solicitation of an offer to sell or buy the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Director Resignation

On the Closing Date, Kristine Peterson resigned from the Board, effective as of the Closing Date. Ms. Peterson’s resignation was unrelated to the Transaction and not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

(d)	Appointment of New Director

On the Closing Date, the Board appointed Ye Liu to serve as a director to fill the vacancy created by the resignation of Ms. Peterson, with a term commencing on the Closing Date and expiring at the Annual Meeting of Stockholders of the Company in 2021 and until his successor is duly elected and qualified, except in the case of his earlier death, retirement or resignation. Mr. Liu will also serve as a member of the Science Committee of the Board and the ad-hoc pricing committee of the Board. Mr. Liu will not be compensated for his service on the Board although he is entitled to seek reimbursement for reasonable expenses incurred in connection with his service on the Board and is entitled to the same benefits, including benefits under any director and officer indemnification or insurance policy maintained by the Company, as any other non-employee director of the Board. In connection with his appointment, Mr. Liu has entered into the Company’s standard director indemnification agreement, the form of which is filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, which was filed with the SEC on August 7, 2019.

Mr. Liu was appointed to the Board as the initial Investor Designee pursuant to the terms of the Share Purchase Agreement. There are no family relationships between Mr. Liu and any director or executive officer of the Company. Mr. Liu is Chief Executive Officer of the Investor and serves as an executive director of the Investor.

In November 2018, the Company entered into an exclusive license agreement with Ocumension for the development and commercialization of its three-year micro insert using the Durasert technology for the treatment of chronic non-infectious uveitis affecting the posterior segment of the eye (YUTIQ in the U.S.) in Mainland China, Hong Kong, Macau and Taiwan. The Company received a one-time upfront payment of $1.75 million from Ocumension and is eligible to receive up to (i) $7.25 million upon the achievement by Ocumension of certain prescribed development and regulatory milestones, and (ii) $3.0 million commercial sales-based milestones. In addition, the Company is entitled to receive mid-single digit sales-based royalties. Ocumension has also received a special approval by the Hainan Province People's Government to market this product for chronic, non-infectious posterior segment uveitis in the Hainan Bo Ao Lecheng International Medical Tourism Pilot Zone (“Hainan Pilot Zone”). In March 2019, the Company entered into a Memorandum of Understanding (“2019 MOU”), pursuant to which, the Company will supply product for the clinical trials and Hainan Pilot Zone use. Paralleling to Ocumension’s normal registration process of the product with the Chinese Regulatory Authorities, the 2019 MOU modified the Company’s entitlement to the development and regulatory milestones of up to $7.25 million under the license agreement to product supply milestones or development milestones, whichever comes first, totaling up to $7.25 million. In August 2019, the Company began shipping this product to Ocumension.

The Company was required to provide a fixed number of hours of technical assistance support to Ocumension at no cost, which support has been completed and no future performance obligation exists. Ocumension is responsible for all development, regulatory and commercial costs, including any additional technical assistance requested. Ocumension has a first right of negotiation for an additional exclusive license to the Company’s shorter-duration line extension candidate for this indication.

In August 2019, the Company received a $1.0 million development milestone payment from Ocumension triggered by the approval of its Investigational New Drug (“IND”) in China for this program. The IND allows the importation of finished product into China for use in a clinical trial to support a regulatory filing.

In January 2020, the Company entered into an exclusive license agreement with Ocumension for the development and commercialization in Mainland China, Hong Kong, Macau and Taiwan of DEXYCU for the treatment of post-operative inflammation following ocular surgery. Pursuant to the terms of the license agreement, the Company received upfront payments of $2.0 million from Ocumension in February 2020 and will be eligible to receive up to (i) $6.0 million upon the achievement by Ocumension of certain prescribed development and regulatory milestones, and (ii) $6.0 million commercial sales-based milestones. In addition, the Company is entitled to receive mid-single digit sales-based royalties. In exchange, Ocumension will receive exclusive rights to develop and commercialize DEXYCU in Mainland China, Hong Kong, Macau and Taiwan, at its own cost and expense with the Company supplying product for clinical trials and commercial sale. In addition, Ocumension will receive a fixed number of hours of technical assistance support from the Company at no cost.

In August 2020, the Company entered into a Memorandum of Understanding (“2020 MOU”), pursuant to which the Company received a one-time non-refundable payment of $9.5 million (the “Accelerated Milestone Payment”) from Ocumension as a full and final payment of the combined remaining development, regulatory and sales milestone payments under the Company’s license agreements with Ocumension for the treatment of chronic non-infectious uveitis affecting the posterior segment of the eye and for the treatment of post-operative inflammation following ocular surgery, respectively. Upon payment of the Accelerated Milestone Payment, the remaining $11.75 million in combined remaining development and sales milestone payments under the Company’s original license agreement with Ocumension upon the achievement by Ocumension of (i) remaining development and regulatory milestones of $6.25 million and commercial sales-based milestones of $3.0 million for the development and commercialization of its three-year micro insert using the Durasert technology for the treatment of chronic non-infectious uveitis affecting the posterior segment of the eye; and (ii) $6.0 million upon the achievement by Ocumension of certain prescribed development and regulatory milestones, and $6.0 million commercial sales-based milestones for the development and commercialization in Mainland China, Hong Kong, Macau and Taiwan of DEXYCU for the treatment of post-operative inflammation following ocular surgery, totaling up to $21.25 million, were permanently extinguished and will no longer be due and owed to the Company. In exchange, Ocumension also received exclusive rights to develop and commercialize YUTIQ and DEXYCU products under its own brand names in South Korea and other jurisdictions across Southeast Asia in Brunei, Burma (Myanmar), Cambodia, Timor-Leste, Indonesia, Laos, Malaysia, the Philippines, Singapore, Thailand and Vietnam, at its own cost and expense with the Company supplying product for clinical trials and commercial sale.

Other than a fixed number of hours of technical assistance support to be provided at no cost by the Company, Ocumension is responsible for all development, regulatory and commercial costs, including any additional technical assistance requested.

Except for the relationships identified above and under Item 1.01 of this Current Report on Form 8-K, Mr. Liu has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On January 3, 2021, the Company issued a press release announcing the consummation of the Transaction and the changes to its Board composition, a copy of which is filed at Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Share Purchase Agreement, dated December 31, 2020, by and between EyePoint Pharmaceuticals, Inc. and Ocumension Therapeutics.
10.2	Voting and Investor Rights Agreement, dated December 31, 2020, by and among EyePoint Pharmaceuticals, Inc., Ocumension Therapeutics, and EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P.
99.1	Press Release of EyePoint Pharmaceuticals, Inc., dated January 3, 2021.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EyePoint Pharmaceuticals, Inc.

Date: January 4, 2021	By:	/s/ George O. Elston
	Name:	George O. Elston
	Title	Chief Financial Officer and Head of Corporate Development